Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Tridex Corporation 1989 Long term Incentive Plan of our report dated February 13, 1997 except as to Note 15 which is as of March 14, 1997, appearing on page 13 of this Form 10-K.

PRICE WATERHOUSE LLP
March 27, 1997
Hartford, Connecticut